Exhibit T3A.7

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Form 201 (revised 9/03)

Return in Duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 FAX: 512/463-5709

Filing Fee: $300

Articles of Incorporation Pursuant to Article 3.02 Texas Business Corporation Act

In the Office of the Secretary of State of Texas

FEB 0 1 2005 Corporations Section

Article 1 – Corporate Name

The name of the corporation is as set forth below: Dune Operating Company

The name must contain the word “corporation,” “company,” “incorporated,” or an abbreviation of one of these terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 – Registered Agent and Registered Office (Select and complete either A or B and complete C)

A. The initial registered agent is an organization (cannot be corporation named above) by the name of:

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

OR

B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name M.I. Last Name Suffix

C. The business address of the registered agent and the registered office address is:

Street Address City State Zip Code

TX

701 Brazos Street, Suite 1050 Austin 78701

Article 3 – Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are set forth below:

Director 1: First Name

Amiel

M.I.

Last Name

David

Suffix

Dr.

Street Address

3050 Post Oak Blvd., Suite 695

City

Houston

State

TX

Zip Code

77056

Director 2: First Name M.I. Last Name Suffix

Street Address City State Zip Code

Director 3: First Name M.I. Last Name Suffix

Street Address City State Zip Code

Article 4 – Authorized Shares

A. The total number of shares the corporation is authorized to issue is 10,000 and the par value of each of the authorized shares is $ .001

OR (You must select and complete either option A or option B, do not select both.)

B. The total number of shares the corporation is authorized to issue is and the shares shall have no par value.

If the shares are to be divided into classes, you must set forth the designation of each class, the number of shares of each class, the par value (or statement of no par value), and the preferences, limitations, and relative rights of each class in the space provided for supplemental information on this form.

Article 5 – Duration

The period of duration is perpetual

Article 6 – Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Incorporator

The name and address of the incorporator is set forth below.

Name:

Matthew S. Cohen

Street Address

3 Park Avenue, 16th Floor

City

New York

State

NY

Zip Code

10016

This document will become effective when the document is filed by the secretary of state.

OR

This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned incorporator signs these articles of incorporation subject to the penalties imposed by law for the submission of a false or fraudulent document.

Signature of incorporator

Form 404 (revised 9/05)

Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: $150

Articles of Amendment Pursuant to Article 4.04, Texas Business Corporation Act

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FILED

In the Office of the Secretary of State of Texas

JUN 22 2007

Corporations Section

Article 1 –Name

The name of the corporation is as set forth below:

Dune Operating Company

State the name of the entity as it is currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name in Article 1.

The filing number issued to the corporation by the secretary of state is: 800447859

Article 2—Amended Name

(If the purpose of the articles of amendment is to change the name of the corporation, then use the following statement)

The amendment changes the articles of incorporation to change the article that names the corporation. The article in the Articles of Incorporation is amended to read as follows:

The name of the corporation is (state the new name of the corporation below)

N/A

The name of the entity must contain an organizational designation or accepted abbreviation of such term. The name must not be the same as, deceptively similar to, or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 3 –Amendment to Registered Agent/Registered Office

The amendment changes the articles of incorporation to change the article stating the registered agent and the registered office address of the corporation. The article is amended to read as follows:

Registered Agent of the Corporation (Complete either A or B, but not both. Also complete C.) A. The registered agent is an organization (cannot be corporation named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is set forth below. First Name MI Last Name Suffix

Registered Office of the Corporation (Cannot be a P.O. Box.)

C. The business address of the registered agent and the registered office address is:

Street Address

City

State TX

Zip Code

Form 404

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Article 4 – Other Altered, Added, or Deleted Provisions

Other changes or additions to the articles of incorporation may be made in the space provided below. If the space provided is insufficient to meet your needs, you may incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

The mailing address and officers of the corporation are changed, as follows:

Prior Address: 3050 Post Oak Boulevard, Suite 695, Houston, Texas 77056

New Address: Two Shell Plaza, 777 Walker Street, Suite 2450, Houston, Texas 77002

Prior Officer: Amiel David, President/Director New Officers: James A. Watt, President

Frank T. Smith, Vice President, Treasurer and Secretary

Article 5—Statement of Approval

The amendments to the articles of incorporation have been approved in the manner required by the Texas Business Corporation Act and by the constituent documents of the corporation.

Effectiveness of Filing

A. This document will become effective when the document is filed by the secretary of state. OR

B. This document will become effective at a later date, which is not more than ninety (90) days from the date of its filing by the secretary of state. The delayed effective date is

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

6-21-07

Date

Signature of Authorized Officer

Office of the Secretary of State Corporations Section P.O. Box 13697

Austin, Texas 78711-3697 (Form 408)

Filed in the Office of the Secretary of State of Texas

Filing #: 800447859 10/30/2009 Document#: 281719913621

Image Generated Electronically

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED AGENT

1. The name of the entity represented is

Dune Operating Company

The entity’s filing number is 800447859

2. The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

701 Brazos, Suite 1050, Austin, TX 78701

3. The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

211 E. 7th Street, Suite 620, Austin, TX 78701

4. Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 10/30/2009

Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company

Name of Registered Agent

John H. Pelletier, Asst. VP

Signature of Registered Agent

FILING OFFICE COPY

Form 401 (Revised 12/09)

Submit in duplicate to:

Secretary of State

P.O. Box 13697

Austin, TX 78711-3697

512 463-5555

FAX: 512/463-5709

Filing Fee: See instructions

Statement of Change of Registered Office/Agent

This space reserved for office use.

FILED In the Office of the Secretary of State of Texas

APR 04 2011 Corporations Section

Entity Information

1. The name of the entity is:

Dune Operating Company State the name of the entity as currently shown in the records of the secretary of state.

2. The file number issued to the filing entity by the secretary of state is: 800447859

3. The name of the registered agent as currently shown on the records of the secretary of state is:

Corporation Service Company dba CSC - Lawyers Incorporating Service Company Registered Agent Name

The address of the registered office as currently shown on the records of the secretary of state is:

211 E 7th Street Ste 620 Austin TX 78701-3218

Street Address City State Zip Code

Change to Registered Agent/Registered Office

4. The certificate of formation or registration is modified to change the registered agent and/or office of the filing entity as follows:

Registered Agent Change (Complete either A or B, but not both. Also complete C if the address has changed.)

A. The new registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The new registered agent is an individual resident of the state whose name is:

Frank T Smith Jr

First Name M.I. Last Name Suffix

Registered Office Change

C. The business address of the registered agent and the registered office address is changed to:

777 Walker St Ste 2300 Houston TX 77002

Street Address (No P.O. Box) City State Zip Code The street address of the registered office as stated in this instrument is the same as the registered agent’s business address.

Form 401

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Statement of Approval

The change specified in this statement has been authorized by the entity in the manner required by the BOC or in the manner required by the law governing the filing entity, as applicable.

Effectiveness of Filing (Select either A, B,or C.)

A. This document becomes effective when the document is filed by the secretary of state.

B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: 03/24/2011

Signature of Authorized person

Frank T. Smith, Jr. Sr. VP Printed or typed name of authorized person (see instructions)

Form 401

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